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                                                                  Exhibit 8(b)


                               [QUIPS OPINION]







                              November 1, 1996


To The Underwriters of the
Preferred Securities of
MidAmerican Energy Financing I
and MidAmerican Energy Financing II

Ladies and Gentlemen:



         We have acted as counsel to you in connection with the proposed offering by MidAmerican Energy Financing I, a Delaware statutory business trust ("Trust"), of its Cumulative Quarterly Income Preferred Securities, Series A (the "Series A Preferred Securities"), as described in the Registration Statement on Form S-3 (the "Registration Statement"), which is being filed by MidAmerican Energy Company, an Iowa corporation (the "Company"), the Trust and MidAmerican Energy Financing II, a Delaware statutory business trust, with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended. The Registration Statement includes the Prospectus and the Prospectus Supplement (collectively, the "Prospectuses") relating to such offering.

         In rendering the opinion expressed below, we have examined the Prospectuses and such other documents as we have deemed relevant and necessary, including, without limitation, the Form of Amended and Restated Trust Agreement, the Form of Indenture and the Form of Guarantee attached as Exhibits to the Registration Statement. Such opinion is conditioned, among other things, upon the accuracy and completeness of the facts, information and representations contained in the Prospectuses as of the date hereof and the continuing accuracy and completeness thereof as of the date of the issuance of the Series A Preferred Securities. We have assumed that the transactions contemplated by the Prospectuses and such other documents will occur as provided therein and that there will be no material change to the Prospectuses or any of such other documents between the date hereof and the date of the issuance of the Series A Preferred Securities.

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To The Underwriters of the
Preferred Securities of
MidAmerican Energy Financing I
and MidAmerican Energy Financing II
November 1, 1996
Page 2

         Based upon and subject to the foregoing, we are of the opinion that the discussion set forth in the Prospectus Supplement under the caption "UNITED STATES FEDERAL INCOME TAXATION" is a fair and accurate summary of the matters addressed therein, based upon current law and the assumptions stated or referred to therein.

         We assume no obligation to update or supplement this letter to reflect any facts or circumstances which may hereafter come to our attention with respect to the opinion expressed above, including any changes in applicable law which may hereafter occur.

         We hereby consent to the filing of this letter as an Exhibit to the Registration Statement and to all references to our Firm included in or made a part of the Registration Statement.

                                          Very truly yours,